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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): August 30, 2004

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                       AMERICAN EXPRESS CREDIT CORPORATION
             (Exact name of registrant as specified in its charter)

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        Delaware                       1-6908                  11-1988350
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(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



     One Christina Centre, 301 North Walnut Street,
           Suite 1002, Wilmington, Delaware                   19801-2919
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        (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (302) 594-3350
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          (Former name or former address, if changed since last report)


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Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an
Off Balance Sheet Arrangement of a Registrant

As previously contemplated in connection with its regular review of funding sources and strategies, on August 30, 2004, American Express Credit Corporation (the "Registrant") gave the first of four notices to the banks that are parties to its Australian $3.25 billion five year credit agreement. Pursuant to these notices, the Registrant will borrow, in several installments, a total of AUD$1.38 billion (approximately US$966 million) under the credit agreement. Under the credit agreement the loans must be repaid by July 2009, but may be prepaid at the Registrant's option at any time prior thereto. The loans are subject to acceleration under standard terms, including in the event of a bankruptcy or default on other indebtedness, and the Registrant is required to maintain a ratio of earnings to fixed charges of 1.25:1. The Registrant intends to use the proceeds as a source of funding for receivables in Australia and to repay short term debt previously incurred for such funding.


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                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          AMERICAN EXPRESS CREDIT CORPORATION
                                          (REGISTRANT)


                                          By     /s/ Walker C. Tompkins
                                                 -------------------------------
                                          Name:  Walker C. Tompkins
                                          Title: President and
                                                   Chief Executive Officer









Date:   September 2, 2004